United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 18, 2014

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

7740 East Evans Rd.

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 18 , 2014,  the Registrant sold an additional aggregate 700,000 restricted shares of common stock solely to “accredited investors,” within the meaning of regulation D under the Securities Act of 1933, as amended,  at a per share price of $.25, for aggregate gross proceeds of $175,000.  In connection with these sales, the Registrant has incurred finder’s fees in the approximate amount of $18,000, which will be satisfied through the issuance of approximately 72,000 restricted shares of common stock.

These sales are in addition to the $409,000 in gross proceeds previously reported on a Form 8-K Current Report from the sale of 1,636,000 shares of common stock at a per-share price of $.25. Accordingly, between March 3 and March 18, 2014, the Registrant sold an aggregate of 2,336,000 shares of its common stock at a per-share price of $.25, for aggregate gross proceeds of $584,000.

The original maximum offering amount of $500,000 was increased by the Board of Directors to accommodate unanticipated demand for the offered securities. The Registrant has closed this offering.

The Registrant believes that the foregoing transactions were exempt from the registration requirements under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (“the Act”) or Section 4(2) under the Act, based on the following facts: in each case, there was no general solicitation, there was a limited number of investors, each of whom was an “accredited investor” (within the meaning of Regulation D under the “1933 Act”, as amended) and was (either alone or with his/her purchaser representative) sophisticated about business and financial matters, each such investor had the opportunity to ask questions of our management and to review our filings with the Securities and Exchange Commission, and all shares issued were subject to restrictions on transfer, so as to take reasonable steps to assure that the purchasers were not underwriters within the meaning of Section 2(11) under the 1933 Act.

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Effective March 24, 2014, the Registrant’s Board of Directors was enlarged to two persons and John Gorman was appointed by John P. Venners, the sole director, to the Board of Directors of the Registrant to fill the resulting vacancy. Any compensation for members of the Registrant’s Board of Directors has yet to be determined.

Concurrent with Mr. Gorman’s appointment to the Board of Directors, Mr. Gorman was appointed interim President, Secretary and Treasurer of the Registrant. In connection with appointing Mr. Gorman President, Secretary and Treasurer of the Registrant, Mr. Venners resigned as Director, President, Secretary and Treasurer of the Registrant.

While the Registrant conducts a search for a President/CEO, Mr. Gorman will, on a part-time basis, in his capacity as interim President, be responsible for overseeing the business and financial operations of the Registrant. Mr. Gorman does not currently have an employment agreement with the Registrant. He will receive monthly compensation of 10,000 shares of common stock for serving as the President, Treasurer and Secretary.

Mr. Gorman also became CEO of Business Continuity Solutions, Inc. (“BCSI”) on March 13, 2014.  BCSI intends to enter into the educational market with respect to medical marijuana.  Mr. Gorman has been a director of Health Enhancement Products, Inc. (“HEPI”) since November 2006.  In addition to serving as a director, he was Executive Vice President – Operations of HEPI from 2006 until November 2013.  Before joining HEPI in 2003, he served as a private marketing and sales consultant for small to mid-sized businesses and various government entities. Between 1996 and 2001, Mr. Gorman worked as Regional Marketing Manager for the western region of CompassLearning, an educational software company with programs in use by over 20,000 schools nationwide. From 1989-1996, Mr. Gorman was Resort Manager of The Pointe Hilton Resorts in Phoenix, Arizona.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	March 24, 2014	By:	/s/John Gorman
John Gorman
President

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